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                                                                     EXHIBIT 5.1


Writer's Phone: 713-758-2222                            E-mail:  velaw@velaw.com
Writer's Fax: 713-758-2346                                  Web:   www.velaw.com

                                 October 19, 2001

Sunoco Logistics Partners L.P.
1801 Market Street
Philadelphia, Pennsylvania  19103

Gentlemen:

     We have acted as counsel to Sunoco Logistics Partners L.P., a Delaware limited partnership (the "Partnership"), and Sunoco Partners LLC, a Delaware limited liability company and the general partner of the Partnership (the "General Partner"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act") of the offering and sale of up to an aggregate of 5,000,000 common units representing limited partner interests in the Partnership (the "Common Units").

     As the basis for the opinion hereinafter expressed, we examined such statutes, including the Delaware Uniform Revised Limited Partnership Act, corporate records and documents, certificates of corporate and public officials, and other instruments and documents as we deemed necessary or advisable for the purposes of this opinion. In such examination, we assumed the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies.

     Based on the foregoing and on such legal considerations as we deem relevant, we are of the opinion that:

     1. The Partnership has been duly formed and is validly existing as a limited partnership under the Delaware Revised Uniform Limited Partnership Act.

     2. The Common Units, when issued and paid for under the Partnership's Registration Statement on Form S-1 (the "Registration Statement") relating to the Common Units, will be duly authorized, validly issued, fully paid and nonassessable, except as such nonassessability may be affected by the matters below:

          . If a court were to determine that the right or exercise of the right under the Agreement of Limited Partnership of the Partnership (the "Partnership Agreement") by the holders of Common Units and subordinated units (the

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Sunoco Logistics Partners L.P.
October 19, 2001
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               "Limited Partners") of the Partnership as a group

               .    to remove or replace the General Partner;

               .    to approve certain amendments to the Partnership Agreement;
                    or

               . to take certain other actions under the Partnership Agreement that constitute "participation in the control" of the Partnership's business for the purposes of the Delaware Act,

          then the Limited Partners could be held personally liable for the Partnership's obligations under the laws of Delaware, to the same extent as the General Partner with respect to persons who transact business with the Partnership reasonably believing, based on the conduct of any of the Limited Partners, that such Limited Partner is a general partner.

          . Section 17-607 of the Delaware Act provides that a limited partner who receives a distribution and knew at the time of the distribution that it was made in violation of the Delaware Act shall be liable to the limited partnership for three years for the amount of the distribution.

     We hereby consent to the statements with respect to us under the heading "Legal Matters" in the prospectus forming a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement, but we do not thereby admit that we are within the class of persons whose consent is required under the provisions of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder.

                                            Very truly yours,

                                            /s/ Vinson & Elkins L.L.P.
                                            ----------------------------
                                            VINSON & ELKINS L.L.P.